# Molokai Enterprises, Inc.

**Convertible Promissory Note**

February 7, 2007 $2,500

Molokai Enterprises, Inc., a Colorado corporation, (The Company) for value received, hereby promises to pay, on demand, to 1st Orion Corp, (Note Holder) the principal amount of Two Thousand Five Hundred Dollars ($2,500), together with interest on the unpaid principal balance at the rate of 8% per annum for thirty-six months from the date of this note.

The obligation to make payments provided for in this Note are absolute and unconditional and not subject to any defense, set-off, counterclaim, or adjustment whatsoever. The Company hereby expressly waives demand and presentment for payment, notice of nonpayment, and protest in taking any action to collect the payment of all sums owing hereon.

The Company grants the Note Holder the right to convert the principal and interest outstanding on this Note, (Conversion Right), into Two-hundred Fifty Thousand (250,000) Shares of Molokai Enterprises, Inc., common stock. This right shall begin on August 7, 2007, and extend through the duration of the note.

To exercise the Conversion Right the Note Holder shall deliver to The Company in writing, a Conversion Notice.

In the event of any default hereunder, the Company, hereby agrees to pay to the Note Holder reasonable attorney's fees, legal expenses, and lawful collection costs incurred in connection with the enforcement of this obligation in addition to all other sums due hereunder, regardless of whether litigation is actually commenced. The parties to, and the terms herein of this Note, shall be governed in all respects by the laws of the State of Utah.

The Company acknowledges to the Note Holder that the shares offered have not been registered under the Securities Act of 1933, or any state securities laws, and are to be sold to the Note Holder pursuant to exemptions from registration requirements of the Securities Act of 1933 and applicable state securities laws.

In witness whereof, the Company has caused this Convertible Promissory Note to be executed and dated the day and year first above written.

**Molokai Enterprises, Inc.**

By: ________________
Joseph Nemelka, President

**Laura Lee Madsen**
1st Orion Corp.
9025 South Oakwood Place
West Jordan, UT 84088

***Conversion Notice***

To: The Board of Directors
Perpetual Technologies, Inc.
[formerly Molokai Enterprises, Inc.]

Date: December 31, 2008

Re: $2,500 Convertible Promissory Note dated February 7, 2007.

The undersigned Note Holder hereby notifies the Maker of its Conversion Right and desire to convert the Convertible Promissory Note referenced above into Two Hundred Fifty Thousand shares (250,000) shares of common stock of Perpetual Technologies, Inc.

Thank you for your prompt attention to this matter.

NOTEHOLDER:

1st Orion Corp
By Laura Lee Madsen, President

ACCEPTED:

Perpetual Technologies, Inc.
Joseph Nemelka, President